     As filed with the Securities and Exchange Commission on April 9, 1998
                                                           REGISTRATION NO. 333-
      ----------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                               BUDGET GROUP, INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                              59-3227576
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)               Identification No.)

                                125 BASIN STREET
                          DAYTONA BEACH, FLORIDA 32114
   (Address, including zip code, of registrant's principal executive offices)

               BUDGET GROUP, INC. 1994 INCENTIVE STOCK OPTION PLAN
              BUDGET GROUP, INC. 1994 DIRECTORS' STOCK OPTION PLAN
                              (Full title of plan)

                                 SANFORD MILLER
                                    CHAIRMAN
                               BUDGET GROUP, INC.
                                125 BASIN STREET
                          DAYTONA BEACH, FLORIDA 32114
                     (Name and address of agent for service)

                                 (904) 238-7035
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                                JEFFREY M. STEIN
                                 KING & SPALDING
                              191 PEACHTREE STREET
                           ATLANTA, GEORGIA 30303-1763
                                 (404) 572-4600


                         CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                          Proposed             Proposed
            Title of                   Amount             Maximum              Maximum           Amount of
          Securities to                 to be         Offering Price          Aggregate        Registration
          be Registered             Registered(1)      Per Share(2)         Offering Price         Fee(1)
--------------------------------    -------------     --------------        --------------     -------------

Class A Common Stock,                 1,615,000          $  37.375          $  60,360,625         $ 17,807
par value $.01 per share               shares
------------------------------------------------------------------------------------------------------------


(1) Does not include 285,000 shares of Common Stock of Budget Group, Inc. (formerly named Team Rental Group, Inc.) previously registered on Registration Statement No. 33-36774 and to which the Prospectus relating to this Registration Statement relates. A registration fee of $1,105.60 was previously paid in connection with an aggregate of 285,000 shares of Common Stock previously registered.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of the Company's Class A Common Stock as reported on the New York Stock Exchange on April , 1998.

PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS RELATING TO THIS REGISTRATION STATEMENT IS A COMBINED PROSPECTUS RELATING ALSO TO REGISTRATION STATEMENT NO. 33-36774 PREVIOUSLY FILED BY THE REGISTRANT ON FORM S-8 ON NOVEMBER 21, 1994.

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



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents have been previously filed by Budget Group, Inc. (the "Company") with the Securities and Exchange Commission and are hereby incorporated by reference into this Registration Statement as of their respective dates:

       (a)     Annual Report on Form 10-K for the year ended December 31, 1997;

       (b) Current Reports on Form 8-K, filed on April 8, 1998, March 17, 1998 and January 30, 1998;

       (c) the description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-A, dated April 9, 1997, including any amendment or report filed for the purpose of updating such description.

       All documents filed by the Company subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES

       Inapplicable.

ITEM 5.        INTEREST OF NAMED EXPERTS AND COUNSEL

       Inapplicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

       The following is qualified in its entirety by reference to the complete statute, Certificate of Incorporation, Bylaws and any agreement referred to below.

       Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) against the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such person had no reasonable cause to believe his conduct was unlawful, except that, if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or any court in which such suit or action was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.

       As permitted by Section 102(b)(7) of the DGCL, the Amended and Restated Certificate of Incorporation of the Company (filed herewith as Exhibit 3.2) (the "Restated Certificate of Incorporation") provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director other than

(i) for breaches of the director's duty of loyalty to the Company and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, and (iv) for any transaction from which the director derived an improper personal benefit.

       The Company's Bylaws provide indemnification of the Company's directors and officers, both past and present, to the fullest extent permitted by the DGCL, and allow the Company to advance or reimburse litigation expenses upon submission by the director or officer of an undertaking to repay such advances or reimbursements if it is ultimately determined that indemnification is not available to such director or officer pursuant to the Bylaws. The Company's Bylaws will also authorize the Company to purchase and maintain insurance on behalf of an officer or director, past or present, against any liability asserted against him in any such capacity whether or not the Company would have the power to indemnify him against such liability under the provisions of the Restated Certificate of Incorporation or Section 145 of the DGCL.

       The Company has entered into indemnification agreements with each of its directors and certain of its executive officers. The indemnification agreements require the Company, among other things, to indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7.        EXEMPTIONS FROM REGISTRATION CLAIMED

       Inapplicable.

ITEM 8.        EXHIBITS

Item No.       Exhibit
--------       -------
4.1            Amended and Restated Certificate of Incorporation of the
               Registrant (incorporated by reference to Exhibit 3.1 to
               Registrant's Registration Statement on Form S-1, File No.
               33-78274, dated April 28, 1994).

4.2 Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant's Registration Statement on
               Form S-1, File No. 333-4507, dated June 28, 1996).

4.3 Amendment to Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, File No.
               333-34799, dated September 26, 1997).

4.4            Registrant's Series A Preferred Stock Certificate of Designations
               (incorporated by reference to Exhibit 3.4 to the Registrant's
               Registration Statement on Form S-1, File No. 333-34799, dated
               September 26, 1997).

4.5            By-Laws of the Registrant (incorporated by reference to Exhibit
               3.2 to the Registrant's Registration Statement on Form S-1, File
               No. 33-78274, dated April 28, 1994).

4.6            1994 Incentive Stock Option Plan (incorporated by reference to
               Exhibit 10.27 to the Registrant's Registration Statement on Form
               S-1, File No. 33-78274, dated April 28, 1994).

4.7 Amendment No. 1 to 1994 Stock Option Plan (incorporated by reference to Exhibit 10.54 to Amendment No. 2 to the Registrant's
               Registration Statement on Form S-1, File No. 333-4507, dated June
               28, 1996).

4.8 1994 Director's Plan (incorporated by reference to Exhibit 10.28 to the Registrant's Registration Statement on Form S-1, File No.
               33-78274, dated April 28, 1994).

5.1 Opinion of King & Spalding regarding the validity of the securities being registered.

23.1           Consent of King & Spalding (included as part of Exhibit 5.1)

23.2           Consent of Arthur Andersen LLP

23.3           Consent of Deloitte & Touche LLP


ITEM 9.           UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                                (i)  To include any prospectus required by
                                     Section 10(a)(3) of the Securities Act of
                                     1933, as amended (the "Securities Act");

                               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
                  Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     EXPERTS

       The consolidated financial statements of the Company and its subsidiaries, as of and for each of the two years in the period ended December 31, 1997, included in the Company's Annual Report on Form 10-K dated December 31, 1997, and incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

       The supplemental consolidated balance sheets of the Company as of December 31, 1997 and 1996, and the related supplemental consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997, after restatement for the 1998 pooling of interests with Cruise America, Inc., included in the Company's Current Report on Form 8-K filed on April 8, 1998, and incorporated by reference in this registration statement, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto and incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

       The consolidated financial statements for the year ended December 31, 1995 appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, and incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been incorporated herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lisle, State of Illinois on the 9 day of April, 1998.


                                      BUDGET GROUP, INC.


                                      By: /s/ Robert L. Aprati
                                         ------------------------------------
                                           Robert L. Aprati
                                           Executive Vice President
                                           General Counsel and Secretary
                                           Chairman


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott R. White and Robert L. Aprati and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of the 9 day of April, 1998.


    Signature                        Title
    ---------                        -----
/s/ Sanford Miller
--------------------------         Chairman of the Board and
Sanford Miller                     Chief Executive Officer (Principal Executive
                                   Officer) and Director

/s/ John P. Kennedy
--------------------------         Director
John P. Kennedy


--------------------------         Director
Jeffrey Congdon

/s/ Ronald D. Agronin
--------------------------         Director
Ronald D. Agronin

/s/  Dr. Stephen L. Weber
--------------------------         Director
Dr. Stephen L. Weber

/s/ James F. Calvano
--------------------------         Director
James F. Calvano

/s/ Martin Gregor
--------------------------         Director
Martin Gregor

/s/ Jeffrey Mirkin
--------------------------         Director
Jeffrey Mirkin

/s/ Michael Clauer
--------------------------         Chief Financial Officer
Michael Clauer                     (Principal Financial Officer)

/s/ Thomas Kram
--------------------------         Vice President-Controller
Thomas Kram                        (Principal Accounting Officer)
